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                                                                    Exhibit 23.1

                        [ARTHUR ANDERSEN LLP LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements (File No. 333-39497, File No. 33-62881, File No. 33-62883, File No. 333-40775, File No. 033-21995, File No. 033-29317, File No.
033-62867, File No. 033-62865, File No. 033-62877, File No. 033-62879, File No.
033-62881, File No. 033-62883, File No. 333-18477, File No. 333-21927 and File
No. 333-3643).



Baltimore, Maryland,
  March 10, 1999

/s/ Arthur Andersen LLP